EXHIBIT 10.2

FIRST AMENDMENT TO THE

GENTIVA HEALTH SERVICES, INC.

NONQUALIFIED RETIREMENT AND SAVINGS PLAN

WHEREAS, Gentiva Health Services, Inc. (the “Company”) maintains the Gentiva Health Services, Inc. Nonqualified Retirement and Savings Plan (the “Plan”); and

WHEREAS, Section 10.3 provides that the Benefits Committee may amend the Plan from time to time, to the extent that the amendment does not result in increased costs to the Company; and

WHEREAS, the Benefits Committee wishes to amend the Plan to merge the portion of the Gentiva Health Services, Inc. Per Diem Associate Nonqualified Retirement and Savings Plan which includes all Amounts Deferred before January 1, 2005 into the Plan as of May 1, 2008;

NOW THEREFORE, the Plan is amended as follows:

FIRST

Section 1.1 is hereby amended in its entirety to read as follows:

1.1 Background. The Gentiva Health Services, Inc. Nonqualified Retirement and Savings Plan (the “Plan”) was established effective March 15, 2000, and was most recently amended and restated in its entirety effective January 1, 2003. To comply with new Code section 409A, the portion of the Plan that was attributable to amounts deferred after December 31, 2004 and all after-tax salary deferrals was spun-off effective November 1, 2007 to form a new, separate plan named the Gentiva Health Services, Inc. 2005 Nonqualified Retirement Plan (the “New Plan”). The remaining portion of this Plan includes only amounts attributable to amounts deferred before January 1, 2005 other than after-tax salary deferrals. Effective May 1, 2008, the portion of the Gentiva Health Services, Inc. Per Diem Associate Nonqualified Retirement and Savings Plan (the “Per Diem Plan”) which includes all Amounts Deferred after December 31, 2004 was merged into the New Plan and the portion of the Per Diem Plan which includes all Amounts Deferred before January 1, 2005 was merged into this Plan. The Per Diem Plan ceased to exist as a separate plan after April 30, 2008 and any amounts designated to provide benefits under the Per Diem Plan were transferred to the Rabbi Trust Under the Gentiva Health Services, Inc. Nonqualified Retirement and Savings Plan. For purposes of this Section 1.1 and the Plan, the term “amounts deferred, means the amount to which, as of an applicable date, a Participant has a legally binding right to be paid and are earned and vested, and which were credited under this Plan or the Per Diem Plan, as applicable. An amount is earned and vested only if the amount is not subject to a substantial risk of forfeiture (as defined in Code Regulations section 1.83-3(c)) or a requirement to perform further services. Amounts deferred include actual and deemed earnings on such amounts. Effective November 1, 2007, no further amounts shall be credited or contributed under this Plan other than deemed or actual earnings or losses provided in accordance with ARTICLE V on amounts previously credited or contributed under the Plan or the portion of the Per Diem Plan which was merged into this Plan effective May 1, 2008. Neither the spin-off of a portion of the Plan nor the discontinuance of contributions under the Plan (both as described above) shall be treated as a termination of the Plan in whole or in part under ARTICLE X. This Plan document incorporates two amendments to the Plan as amended and restated effective January 1, 2003, each of which was separately adopted by the Company.

SECOND

Section 4.1 is hereby amended in its entirety to read as follows:

4.1 Participant Contributions. The Plan is frozen effective November 1, 2007, and no further amounts shall be credited or contributed under the Plan other than deemed or actual earnings or losses provided in accordance with ARTICLE V on amounts previously credited or contributed under this Plan or the portion of the Per Diem Plan which was merged into this Plan effective May 1, 2008.

THIRD

Section 4.2 is hereby amended in its entirety to read as follows:

4.2 Company or Participating Employer Contributions. The Plan is frozen effective November 1, 2007, and no further amounts shall be credited or contributed under the Plan other than deemed or actual earnings or losses provided in accordance with ARTICLE V on amounts previously credited or contributed under this Plan or the portion of the Per Diem Plan which was merged into this Plan effective May 1, 2008.

FOURTH

The effective date of this First Amendment shall be May 1, 2008.

IN WITNESS WHEREOF, the Benefits Committee hereby adopts this First Amendment to the Gentiva Health Services, Inc. Nonqualified Retirement and Savings Plan.

BENEFITS COMMITTEE

John Potapchuk

Doug Dahlgard

Kevin Marrazzo

Brian Silva

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